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                                                                    EXHIBIT 10.2


To:    Gus Constantin

From:  Bryant Tong

Date:  June 1, 1998

Re:    Letter of Understanding and Summary of Discussion

This contract is entered into and effective January 1, 1999, through December 31, 2001 and will renew for 1 year periods thereafter.

1. The December 23, 1996 agreement will stay in effect through December 31, 1998. My base compensation salary will be $180,000 per year plus current benefits. I will not be included in the corporate bonus pool used for the general Phoenix staff.

2.     My annual bonus will be the sum of A) through D):

               A) When the "adjusted net income" is above $80,000 the
                  incremental amount over $80,000 up to $100,000, or up to $20,000, will be paid to me as my bonus. If for instance, "adjusted net income" equalled $95,000 my bonus would be $15,000.
               B) For the next $400,000 in "adjusted net income", 15% of this amount will be paid to me as my bonus.
               C) For the next $500,000 in "adjusted net income", 10% of this amount will be paid to me as my bonus.
               D) 5% of "adjusted net income" over $1,000,000 will be paid to me as my bonus.

"Adjusted net income" will be net income before taxes after certain adjustments. These adjustments will consist of adding back to net income, 25% of the amount charged to Phoenix Entities.

3. If termination occurs prior to January 1, 2001, the termination payment will be equal to the greater of:

               i) the cumulative remaining balance of my Base Compensation
                  Package through January 1, 2001, plus $250,000, or
              ii) 10 times the most recent year's "adjusted net income", less book value, times the percentage as listed below for termination occurring in:
                              1998           1%
                              1999           2%
                              2000           3%

4. If termination or non-renewal of my contract occurs after January 1, 2001, the termination payment will be equal to the greater of:

               i) the remaining amount that I am entitled to receive during the calendar year in which I am terminated plus $250,000,or







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To:    Gus Constantin

From:  Bryant Tong

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              ii) 10 times the most recent year's "adjusted net income", less book value, times the percentage listed below for termination occurring in:
                              2001           4%
                              2002           5%
                              after 2002     5%

5. If I elect to leave the company for any reason, I will receive 10 times the most recent years' "adjusted net income", less book value, times the percentage as listed below according to my year of departure:
                              1998           1%
                              1999           2%
                              2000           3%
                              2001           4%
                              2002           5%
                              after 2002     5%

If any of the payments referenced above and made under Sections 3, 4 or 5 exceed $250,000, then the amount in excess of $250,000 shall be paid at the beginning of each of the next three years.

6. A sale of ReSource/Phoenix to an outside party will entitle me to receive 5% of the proceeds available over and above book value and selling expenses.

7. It is understood that any sale of ReSource/Phoenix to an outside party with its transfer of ownership would nullify my 3-year contract entered into as of January 1, 1999 and any subsequent renewals thereof. This would become effective upon my receipt of the payment referred to in
       Section 6.

       In the event a sale were to occur during my initial 3-year contract term, I would be entitled to receive a minimum amount of $358,000 in compensation in total. This would be calculated by adding the payments already received under my initial 3-year contract to my payment referred to in Section 6. If the sum of these two amounts aggregated to less than $358,000, I would be entitled to that additional amount bringing my total benefit to $358,000.

8. If in any year the "adjusted net income" exceeds $3,000,000 my salary will be increased by 50% beginning with the following year. Thereafter my annual bonus will be limited to 5% of "adjusted net income" and
       Section 2 will no longer be in force.



/s/ BRYANT J. TONG                            /s/ GUS CONSTANTIN
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Bryant J. Tong            Date                Gus Constantin            Date